Exhibit 10.21

Line of Credit Confirmation Letter

April 21, 2008

American Wagering, Inc. and Subsidiaries

John Salerno

675 Grier Drive

Las Vegas, Nevada 89119

Re: Second Amendment to Guaranty dated June 8, 2006 and Restatement of Such Agreement as a “Line of Credit”

Dear John:

We are pleased to confirm that Victor and Terina Salerno (the “Salernos”) have approved a line of credit (the “Line of Credit”) to you (the “Borrower”) on the following terms and conditions:

THIS SECOND AMENDMENT TO THE GUARANTY DATED JUNE 8, 2006 AND RESTATEMENT OF SUCH AGREEMENT AS A “LINE OF CREDIT” COMPLETELY AMENDS AND RESTATES THE GUARANTY AGREEMENT IN ITS ENTIRETY; THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL CONTROL.

Borrower: American Wagering, Inc. and subsidiaries

Amount: $500,000

Purpose: Commercial investment needs of the Borrower

Type: A line of credit available from the date hereof through February 16, 2011 unless earlier terminated by the Borrower.  Advances will be made available at the request of the Borrower (“Advances”). The outstanding amount of all Advances shall be payable on February 16, 2011.

Interest: At a rate per annum of 10.0% .

Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest on Advances will be payable in arrears on the last day of each month.

The loan repayment schedule should be agreed upon by the Borrower and the Salernos and is attached as Exhibit A. Advances: Prior to any Advance, the Borrower shall submit to the Salernos a written description of the intended use of such Advance. In addition, for each Advance the Salernos shall have the additional right, in its sole discretion, to approve the use of such Advance. In any event, the Salernos shall not make any Advance if such Advance, when aggregated with all amounts due and outstanding under the Note (as defined below), is greater than 50% of the then-current market value (as quoted on any applicable national exchange, the Nasdaq stock market or other interdealer quotation system, or applicable over-the-counter market) of the Stock (as defined below), which is pledged by the Borrower as security for the Line of Credit pursuant to the terms of the Stock Pledge Agreement (as defined below).

Note: Advances under the Line of Credit shall be evidenced by a revolving line of credit promissory note

(the “Note “) payable to the order of the Salernos. The Borrower acknowledges that, in the absence of manifest error, the actual crediting of the amount of any Advance hereunder to an account of the Borrower shall constitute presumptive evidence that such Advance was made hereunder, and the Salernos’ records with respect to Advances under the Note shall constitute presumptive evidence of principal amounts outstanding, advanced and repaid from time to time and at any time under the Line of Credit.

Repayments: Repayments of Advances may be made to the Salernos without premium, penalty or other fees at any time in the minimum amount of interest due. Advances shall be repaid at any time and to the extent that they exceed the maximum amount of the Line of Credit available hereunder.

Conditions Precedent: The obligation of the Salernos to make the first Advance under this Line of Credit will not arise until all of the following documents in form and substance satisfactory to the Salernos have been received by the Salernos:

A) The Note, including an approved repayment schedule; and

B) Such other documents as the Salernos may reasonably request.

Conditions to Utilization: Advances shall be made at the request of the Borrower so long as the Borrower’s representations and warranties continue to be true and correct in all material respects and no Event of Default, or event, which alone or with the giving of notice, or the passage of time, or both, would constitute an Event of Default, has occurred hereunder. The Borrower’s request for any Advance shall constitute a certification by the Borrower that the representations and warranties contained herein shall be true and correct, and no event shall have occurred and be continuing which alone or with the giving of notice, or the passage of time, or both, would constitute an Event of Default hereunder.

Representations and Warranties: The Borrower represents and warrants that:

A) The Borrower has full legal right to borrow in the manner and on the terms of this Agreement and the Note.

B) The execution, delivery and performance of this Agreement, the Note and the Stock Pledge Agreement, and any other documents delivered or to be delivered by the Borrower to the Salernos,

(i) do not require any approval or consent of, or filing with, any governmental agency or entity;

(ii) do not and will not

(a) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower, except as provided in this Agreement.

C) This Agreement, the Note and the repayment schedule are valid and are legally enforceable against the Borrower in accordance with their terms.

D) The financial statements of AWI as at the most recent quarter (previously delivered by the Borrower to the Salernos) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly in accordance with generally accepted accounting principles the financial condition of AWI and all such information so furnished is to the Borrower’s best knowledge true, correct and complete.

Reporting Requirements: The Borrower shall furnish the Salernos with the following statements and reports:

A) Within one hundred twenty (120) days after the end of the fiscal year, a copy of the audited annual financial statements of Piercy Bowler Taylor & Kern, Ltd.

B) Within forty-five (45) days after the end of each fiscal quarter, a copy of the quarterly financial statements of AWI, certified by the Borrower to the best of her knowledge to present fairly the financial condition of AWI.

C) From time to time at the request of the Salernos, the Borrower will deliver a certificate as to its representations and warranties and no Events of Default hereunder.

Events of Default: If any of the events set forth below ( “Events of Default”) shall occur and be continuing, the Salernos may, but shall not be obligated to, declare the Note immediately due and payable and withhold Advances and pursue any other rights and remedies available to the Salernos or both:

A) A payment of interest on the Note is not made within ten (10) business days following the date on which it is due;

B) A representation or warranty contained herein proves to be incorrect in any material respect;

C) The Borrower is in default of any other material provision hereof;

E) The Borrower shall be involved in financial difficulties as evidenced by the entry of an order by a court of competent jurisdiction finding him to be bankrupt or insolvent and such order shall not be vacated or stayed on appeal or otherwise stayed within sixty (60) days;

F) If at any time the Salernos reasonably believes in good faith that the prospect of payment of any Obligation or the performance of any agreement of the Borrower, or that there is such a change in the assets, liabilities, financial condition or business of AWI, which, in each case, impairs the Salernos’ security or increases its risk of non-collection.

Following any Event of Default which is continuing, the Salernos may decline to make any or all further Advances hereunder; the Salernos may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in the Line of Credit or any other outstanding agreement with the Salernos or in any instrument delivered to the Salernos pursuant hereto or thereto, or in aid of the exercise of any power granted in the Line of Credit, any outstanding agreement with the Salernos or any such instrument.

Notices: All communications herein provided shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, or so-called overnight courier, addressed as follows:

If to the Pledgor:

Victor Salerno

675 Grier Drive

Las Vegas, Nevada 89119

If to the Pledgee:

American Wagering, Inc.

675 Grier Drive

Las Vegas, Nevada 89119

Attention:  Secretary

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

Expenses: All reasonable legal expenses reasonably incurred by the Salernos in connection with the preparation, administration and enforcement of this Agreement and the Note shall be payable by the Borrower to the Salernos on demand.

WAIVER OF JURY TRIAL:TO THE EXTENT PERMITTED BY LAW, EACH OF THE Borrower AND THE Salernos HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND THE NOTE, AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY AND THE CONDUCT OF THE RELATIONSHIP BETWEEN THE Borrower AND THE Salernos.

Laws: This Agreement shall be construed as an instrument under seal and in accordance with and governed in all respects by the laws of the State of Nevada.  The parties subject to personal jurisdiction to the State of Nevada and venue shall be in Clark County, Nevada.

If the above terms and conditions are satisfactory, please so indicate on the enclosed copy hereof whereupon this letter will then constitute an Agreement between the Borrower and the Salernos.

	By:	/s/ John Salerno
John Salerno
Title: Secretary
Agreed and Accepted on April 22, 2008:

Copy to:	Melody Sullivan
Chief Financial Officer
American Wagering, Inc.

Encl. Exhibit A.  Line of Credit Repayment Amortization Schedule

Loan Amortization Schedule	AWI LOAN FROM SALERNO

NOTE: At  2/13/08 balance of  $480,000 out of $500,000 credit line.

Enter values
Loan amount	$480,000.00
Annual interest rate	10.00%
Loan period in years	3
Number of payments per year	12
Start date of loan	11/8/2007
Optional extra payments	$—

Loan summary
Scheduled payment	Interest only for 12 months
Scheduled number of payments	36
Actual number of payments
Total early payments	Additional $80K 2/13/08
Total interest	$120,364.88

Lender name:  Vic Salerno

Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance	Cumulative Interest

1	12/8/2007	$400,000.00	$12,906.87	$—	$12,906.87	$9,573.54	$3,333.33	$390,426.46	$3,333.33
2	1/8/2008	390,426.46	12,906.87	—	12,906.87	$9,653.32	$3,253.55	$380,773.14	$6,586.89
3	2/1/2008	380,773.14	2,282.86	—	2,282.86	$—	$2,282.86	$380,773.14	$8,869.75
3	2/13/2008	380,773.14	—	(80,000.00)	(80,000.00)	$—	$—	$460,773.14	$8,869.75
3	2/18/2008	460,773.14	999.55	—	999.55	$—	$999.55	$460,773.14	$9,869.30
	2/18/2008	460,773.14	520.15	—	520.15	$—	$520.15	$460,773.14	$10,389.45
4	3/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$13,709.08
5	4/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$17,548.85
6	5/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$21,388.63
7	6/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$25,228.41
8	7/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$29,068.18
9	8/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$32,907.96
10	9/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$36,747.73
11	10/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$40,587.51
12	11/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$44,427.29
13	12/13/2008	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$48,267.06
14	1/13/2009	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$52,106.84
15	2/13/2009	460,773.14	3,839.78	—	3,839.78	$—	$3,839.78	$460,773.14	$55,946.61
16	3/13/2009	460,773.14	12,906.87	—	12,906.87	9,067.10	3,839.78	451,706.04	$59,786.39
17	4/13/2009	451,706.04	12,906.87	—	12,906.87	9,142.66	3,764.22	442,563.38	$63,550.61
18	5/13/2009	442,563.38	12,906.87	—	12,906.87	9,218.85	3,688.03	433,344.54	$67,238.64
19	6/13/2009	433,344.54	12,906.87	—	12,906.87	9,295.67	3,611.20	424,048.87	$70,849.84
20	7/13/2009	424,048.87	12,906.87	—	12,906.87	9,373.13	3,533.74	414,675.73	$74,383.58
21	8/13/2009	414,675.73	12,906.87	—	12,906.87	9,451.24	3,455.63	405,224.49	$77,839.21
22	9/13/2009	405,224.49	12,906.87	—	12,906.87	9,530.00	3,376.87	395,694.48	$81,216.08
23	10/13/2009	395,694.48	12,906.87	—	12,906.87	9,609.42	3,297.45	386,085.06	$84,513.54
24	11/13/2009	386,085.06	12,906.87	—	12,906.87	9,689.50	3,217.38	376,395.56	$87,730.91
25	12/13/2009	376,395.56	12,906.87	—	12,906.87	9,770.25	3,136.63	366,625.32	$90,867.54
26	1/13/2010	366,625.32	12,906.87	—	12,906.87	9,851.66	3,055.21	356,773.65	$93,922.75
27	2/13/2010	356,773.65	12,906.87	—	12,906.87	9,933.76	2,973.11	346,839.89	$96,895.87
28	3/13/2010	346,839.89	12,906.87	—	12,906.87	10,016.54	2,890.33	336,823.35	$99,786.20
29	4/13/2010	336,823.35	12,906.87	—	12,906.87	10,100.01	2,806.86	326,723.34	$102,593.06
30	5/13/2010	326,723.34	12,906.87	—	12,906.87	10,184.18	2,722.69	316,539.16	$105,315.76
31	6/13/2010	316,539.16	12,906.87	—	12,906.87	10,269.05	2,637.83	306,270.11	$107,953.58
32	7/13/2010	306,270.11	12,906.87	—	12,906.87	10,354.62	2,552.25	295,915.48	$110,505.83
33	8/13/2010	295,915.48	12,906.87	—	12,906.87	10,440.91	2,465.96	285,474.57	$112,971.80
34	9/13/2010	285,474.57	12,906.87	—	12,906.87	10,527.92	2,378.95	274,946.65	$115,350.75
35	10/13/2010	274,946.65	12,906.87	—	12,906.87	10,615.65	2,291.22	264,331.00	$117,641.97
36	11/13/2010	264,331.00	12,906.87	—	12,906.87	10,704.12	2,202.76	253,626.88	$119,844.73